                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                               Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           American Healthcorp, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                        AMERICAN HEALTHCORP LOGO
                                One Burton Hills Boulevard
                               Nashville, Tennessee 37215

                        NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Stockholders of American Healthcorp, Inc.:

     The Annual Meeting of Stockholders of American Healthcorp, Inc., a Delaware corporation (the "Company"), will be held at the SunTrust Center, 5th Floor Auditorium, 424 Church Street, Nashville, Tennessee 37219, at 9:00 a.m., local time, on Friday, January 15, 1999 for the following purposes:

     (1) To elect two (2) directors, to hold office for a term of three (3) years or until their successors have been elected and qualified; and

     (2) To transact such other business as may properly come before the meeting, or any adjournment or postponement thereof.

     The proxy statement and form of proxy accompanying this Notice are being mailed to stockholders on or about December 14, 1998. Only stockholders of record at the close of business on November 27, 1998 are entitled to notice of and to vote at the meeting or any adjournment or postponement thereof.

     Your attention is directed to the Proxy Statement accompanying this notice for a more complete statement regarding the matters to be acted upon at the meeting.

     We hope very much that you will be able to be with us. If you do not plan to attend the meeting in person, you are requested to complete, sign and date the enclosed proxy and return it promptly in the enclosed addressed envelope, which requires no postage if mailed in the United States.

                                            By Order of the Board of Directors

                                            /s/ THOMAS G. CIGARRAN
                                            ----------------------------------
                                            Thomas G. Cigarran
                                            Chairman
December 14, 1998

                           AMERICAN HEALTHCORP, INC.
                           One Burton Hills Boulevard
                           Nashville, Tennessee 37215

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS

                            FRIDAY, JANUARY 15, 1999

     The enclosed proxy is solicited by the Board of Directors on behalf of American Healthcorp, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on Friday, January 15, 1999, at 9:00 a.m., local time, at the SunTrust Center, 5th Floor Auditorium, 424 Church Street, Nashville, Tennessee 37219, and at all adjournments or postponements thereof, for the purposes set forth in the foregoing Notice of Annual Meeting of Stockholders. Copies of the proxy, this Proxy Statement and the attached Notice are being sent to stockholders on or about December 14, 1998.

     Proxies may be solicited by the Company's officers or employees personally or by mail, telephone or telegraph. All costs of this solicitation will be borne by the Company, including expenses in connection with preparing, assembling and mailing this Proxy Statement. The Company does not anticipate paying any compensation to any party other than its regular employees for the solicitation of proxies but may reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to beneficial owners.

     Shares represented by such proxies will be voted in accordance with the choices specified thereon. If no choice is specified, the shares represented by such proxies will be voted FOR the election of the director nominees set forth under Proposal No. 1. The Board of Directors does not know of any other matters which will be presented for action at the meeting, but the persons named in the proxy intend to vote or act with respect to any other proposal which may be properly presented for action according to their best judgment in light of the conditions then prevailing.

     A proxy may be revoked by a stockholder at any time before its exercise by attending the meeting and electing to vote in person, by filing with the Secretary of the Company a written revocation or by duly executing a proxy bearing a later date.

     Each share of the Company's common stock, $.001 par value (the "Common Stock") issued and outstanding on the record date, November 27, 1998, will be entitled to one vote on all matters to come before the meeting. Cumulative voting is not permitted. As of November 27, 1998, there were outstanding 8,281,866 shares of Common Stock.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to those persons known to the Company to be the beneficial owners (as defined by certain rules of the Securities and Exchange Commission (the "Commission")) of more than five percent (5%) of the Company's Common Stock, its only voting security, and with respect to the beneficial ownership of the Company's Common Stock by all directors and nominees, each of the executive officers named in the Summary Compensation Table and all executive officers and directors of the Company as a group. The information set forth below is based on ownership information received by the Company as of November 27, 1998. Unless specified otherwise, the shares indicated are presently outstanding, and each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned.

                                                               AMOUNT OF
                                                                 COMMON           PERCENT OF
                                                                 STOCK            OUTSTANDING
                      NAME AND ADDRESS                        BENEFICIALLY          COMMON
                    OF BENEFICIAL OWNER                         OWNED(1)           STOCK(1)
                    -------------------                       ------------        -----------
Waddell & Reed, Inc.........................................   1,034,000(2)          12.49%
  6300 Lamar Avenue
  Post Office Box 29217
  Shawnee Mission, Kansas 66201-9217
Thomas G. Cigarran****......................................     809,183(3)           9.55
  One Burton Hills Blvd
  Nashville, TN 37215
Capital Research and Management Co..........................     522,000(4)           6.30
  333 South Hope Street
  Los Angeles, CA 90071
Henry D. Herr****...........................................     481,645(5)           5.75
  One Burton Hills Blvd
  Nashville, TN 37215
Safeco Asset Management.....................................     460,000(6)           5.55
  601 Union Street
  Suite 2500
  Seattle, WA 98101-4074
James A. Deal***............................................     432,861(7)           5.23
  1210 Hunters Trail Drive
  Nashville, TN 37207
Robert E. Stone***..........................................     261,536(8)           3.12
William C. O'Neil, Jr.**....................................     146,379(9)           1.77
Martin J. Koldyke**.........................................      69,040(10)             *
David A. Sidlowe***.........................................      67,444(11)             *
C. Warren Neel**............................................      17,405(12)             *
Frank A. Ehmann**...........................................      16,933(13)             *
All directors and executive officers as a group (9
  persons)..................................................   2,302,426(14)         26.31

---------------

   * Indicates ownership of less than one percent of the Company's outstanding Common Stock.
  ** Director of the Company

 *** Named Executive Officer
**** Director and Named Executive Officer
 (1) Pursuant to the rules of the Commission, certain shares of the Company's Common Stock which an individual owner set forth in this table has a right to acquire within 60 days after the record date hereof pursuant to the exercise of stock options are deemed to be outstanding for the purpose of computing the ownership of that owner, but are not deemed outstanding for the purpose of computing the ownership of any other individual owner shown in the table. Likewise, the shares subject to options held by the other directors and executive officers of the Company which are exercisable within 60 days of the record date hereof, are all deemed outstanding for the purpose of computing the percentage ownership of all executive officers and directors as a group.
 (2) Information with respect to stock ownership is based upon the Form 13F dated June 1998 filed with the Commission.
 (3) Includes 194,895 shares issuable upon the exercise of outstanding options.
 (4) Information with respect to stock ownership is based upon the Form 13F dated June 1998 filed with the Commission.
 (5) Includes 89,488 shares owned by Mr. Herr's wife and 94,982 shares issuable upon the exercise of outstanding options.
 (6) Information with respect to stock ownership is based upon the Form 13F dated June 1998 filed with the Commission.
 (7) Includes 11,625 shares owned by Mr. Deal's children. Mr. Deal resigned as an officer of the Company effective August 31, 1998.
 (8) Includes 91,675 shares issuable upon the exercise of outstanding options.
 (9) Includes 8,230 shares issuable upon the exercise of outstanding options.
(10) Includes 3,438 shares owned by an affiliate of Mr. Koldyke. Also includes 4,500 shares issuable upon the exercise of outstanding options held by Mr. Koldyke.
(11) Includes 2,140 shares owned by Mr. Sidlowe's children and 50,594 shares issuable upon the exercise of outstanding options.
(12) Includes 12,565 shares issuable upon the exercise of outstanding options.
(13) Includes 13,443 shares issuable upon the exercise of outstanding options.
(14) Includes 606,015 shares issuable upon the exercise of outstanding options.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     The Company's Restated Certificate of Incorporation provides for a staggered Board of Directors. Each director serves a three-year term and until his successor is elected and qualified. The two directors to be elected at the 1999 Annual Meeting will serve until the Annual Meeting of Stockholders in 2002 (the "Class II" directors), two directors currently serving on the Board will continue to serve until the Annual Meeting of Stockholders in 2000 (the "Class III" directors), and two directors currently serving on the Board will continue to serve until the Annual Meeting of Stockholders in 2001 (the "Class I" directors).

     Unless contrary instructions are received, shares of voting securities of the Company represented by duly executed proxies will be voted in favor of the election of the nominees named below. If for any reason a nominee is unable to serve as a director, it is intended that the proxies solicited hereby will be voted for such substitute nominee as the Board of Directors of the Company may propose. The Board of Directors has no reason to expect that the nominees will be unable to serve, and therefore, at this time does not have any substitute nominees under consideration.

     A nominee for election must receive a plurality of the votes cast to be elected as a director. Stockholders have no right to vote cumulatively for directors, but rather each stockholder shall have one vote for each share of Common Stock held by such stockholder for each director.

     The following persons are the nominees for election to serve as Class II directors. Both nominees are presently directors of the Company. Certain information relating to the nominees, which has been furnished to the Company by the individuals named, is set forth below.

                           CLASS OF
                          DIRECTOR;
                        ANNUAL MEETING
                           AT WHICH
  NAME OF DIRECTOR     TERM WILL EXPIRE                        BACKGROUND INFORMATION
  ----------------     ----------------                        ----------------------
Thomas G. Cigarran         II; 2002       Mr. Cigarran, 56, has served as Chairman, President and Chief
                                            Executive Officer of the Company since September 1988 and as a director since 1981. Mr. Cigarran also is Chairman and a
                                            director of AmSurg Corp. ("AmSurg"). Mr. Cigarran is also a director of ClinTrials Research, Inc.
Dr. C. Warren Neel         II; 2002       Dr. Neel, 59, has been a director since October 1991. Dr. Neel serves as Dean of the College of Business Administration at The
                                            University of Tennessee in Knoxville. Dr. Neel is also a
                                            director of Proffitt's, Inc., O'Charley's, Inc. and Clayton
                                            Homes, Inc.

     The following four persons currently are members of the Board of Directors and will continue in their present positions after the Annual Meeting. The following persons are not nominees, and stockholders are not being asked to vote for them. Certain information relating to the following persons has been furnished to the Company by the individuals named.

                           CLASS OF
                          DIRECTOR;
                        ANNUAL MEETING
                           AT WHICH
  NAME OF DIRECTOR     TERM WILL EXPIRE                        BACKGROUND INFORMATION
  ----------------     ----------------                        ----------------------
Frank A. Ehmann             I; 2001       Mr. Ehmann, 64, has been a director of the Company since 1991.
                                            Mr. Ehmann was a partner of RCS Health Care Partners Ltd., an affiliate of Robertson Stephens Co., from 1990 to 1994. From
                                            1987 to 1989, he was President and Chief Operating Officer of
                                            United Stationers, Inc. He served as President and Co-Chief
                                            Operating Officer of Baxter-Travenol Laboratories, Inc. from
                                            1986 to 1987, and as President and Chief Operating Officer of
                                            American Hospital Supply Corporation in 1985, when it merged with Baxter-Travenol. Mr. Ehmann also serves as a director of
                                            SPX Corp and AHA Investment Funds.
William C. O'Neil,          I; 2001
  Jr.                                     Mr. O'Neil, 64, has served as a director of the Company since
                                            1985. From 1989 to February 1998, Mr. O'Neil was the Chairman,
                                            President and Chief Executive Officer of ClinTrials Research,
                                            Inc., a pharmaceutical clinical research services company.
                                            Prior thereto, Mr. O'Neil was Chairman, President and Chief
                                            Executive Officer of International Clinical Laboratories, Inc.,
                                            a national laboratory testing company. Mr. O'Neil is also a director of Atrix Laboratories, Inc., Advocat, Inc., Sigma
                                            Aldrich Corporation, ClinTrials Research, Inc. and Central
                                            Parking Corporation.
Henry D. Herr             III; 2000       Mr. Herr, 52, has served as Executive Vice President of Finance and Administration and Chief Financial Officer of the Company
                                            since February 1986 and as a director since 1988. Mr. Herr also is a director of AmSurg.
Martin J. Koldyke         III; 2000       Mr. Koldyke, 66, has been a director of the Company since 1981.
                                            Mr. Koldyke has been a general partner of Frontenac Company, a venture capital management partnership, since 1971. Mr. Koldyke is a former Chairman of the Illinois Health Finance Authority,
                                            Chairman and a Trustee of WTTW Channel 11, Chicago, a Trustee
                                            of Northwestern University and Chairman Emeritus of the Golden
                                            Apple Foundation.

     The Board of Directors of the Company held eight meetings during the fiscal year ended August 31, 1998. The Board of Directors has Nominating, Audit and Compensation Committees. The Audit Committee is comprised of Messrs. Ehmann, Koldyke, O'Neil and Dr. Neel. The Audit Committee meets with the Company's independent auditors to review the Company's consolidated financial statements. It is the function of this committee to ensure that the Company's financial statements accurately reflect the Company's financial position and results of operations. The Audit Committee held one meeting during fiscal 1998.

     The Compensation Committee is responsible for the periodic review of management's compensation and administration of the Company's compensation plans. The Compensation Committee consists of Messrs. Ehmann, Koldyke and Dr. Neel. The Compensation Committee held two meetings during fiscal 1998.

     The Nominating Committee consists of Messrs. Cigarran, O'Neil and Dr. Neel. The Nominating Committee recommends to the Board of Directors nominees for election to the Board. The Nominating Committee will consider nominees recommended by the Company's stockholders provided such proposed nominations are submitted to the Company in the manner and within the time limits for stockholder proposals as set forth on page 17 of this Proxy Statement. The Nominating Committee held one meeting during fiscal 1998.

     Each of the incumbent directors of the Company attended at least 75% of the aggregate of the total number of meetings held during fiscal 1998 by the Board of Directors and any committees.

                             EXECUTIVE COMPENSATION

     The following table provides information as to annual, long-term or other compensation during fiscal years 1998, 1997 and 1996 for the Company's Chief Executive Officer and the persons who, at the end of fiscal 1998, were the other four most highly compensated executive officers of the Company (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

-------------------------------------------------------------------------------------------------------------------
                                                                                   LONG-TERM
                                                                                 COMPENSATION
                                                                                 -------------
                                                      ANNUAL COMPENSATION           AWARDS
                                                    -----------------------      -------------         ALL OTHER
     NAME AND PRINCIPAL POSITION          YEAR      SALARY($)      BONUS($)      OPTIONS(#)(2)      COMPENSATION(3)
-------------------------------------------------------------------------------------------------------------------
Thomas G. Cigarran....................    1998      $310,000       $130,200         25,000              $49,683(4)
  Chairman of the Board, President,       1997       295,000              0         25,000               45,761
  Chief Executive Officer, President      1996       286,250        100,188         25,000               22,168
  of Diabetes Treatment Centers of
  America, Inc. ("DTCA") effective
  August 31, 1998
Henry D. Herr.........................    1998      $250,000       $105,000              0              $36,448(5)
  Executive Vice President-Finance and    1997       242,000              0         15,000               36,009
  Administration, Chief Financial         1996       235,200         82,320         12,500               17,685
  Officer, Secretary
James A. Deal.........................    1998      $250,000       $100,000         20,000              $19,209(6)
  Executive Vice President, President     1997       231,000              0         12,500               33,807
    of DTCA (1)                           1996       224,500         76,965         17,500               17,585
Robert E. Stone.......................    1998       189,000       $ 79,382         10,000              $33,136(7)
  Senior Vice President, Executive        1997       180,000              0         12,500               30,112
    Vice President of DTCA                1996       163,000         56,203         12,500               16,716
David A. Sidlowe......................    1998      $130,000       $ 43,680          4,500              $20,689(8)
  Vice President, Controller              1997       125,000              0          4,500               19,400
                                          1996       120,400         31,304          4,500               10,696
-------------------------------------------------------------------------------------------------------------------

(1) Mr. Deal resigned as an officer of the Company effective August 31, 1998.
(2) With respect to 1998, does not include the adjustment to stock options made in conjunction with the distribution to stockholders of all shares of AmSurg common stock owned by the Company (see "Compensation Committee Report").
(3) Includes $3,600 per year automobile allowance for each Named Executive Officer.
(4) Includes $35,565 contributed by the Company to the Company's Corporate and Subsidiary Officer Capital Accumulation Plan (the "Capital Accumulation Plan"), $5,113 contributed by the Company to the Company's Retirement Savings Plan (the "401(k) Plan") and $5,405 in life insurance premiums paid by the Company on behalf of Mr. Cigarran.
(5) Includes $25,915 contributed by the Company to the Capital Accumulation Plan, $5,113 contributed by the Company to the 401(k) Plan and $1,820 in life insurance premiums paid by the Company on behalf of Mr. Herr.
(6) Includes $7,911 contributed by the Company to the Capital Accumulation Plan, $5,113 contributed by the Company to the 401(k) Plan and $2,585 in life insurance premiums paid by the Company on behalf of Mr. Deal.
(7) Includes $19,768 contributed by the Company to the Capital Accumulation Plan, $5,113 contributed by the Company to the 401(k) Plan and $4,655 in life insurance premiums paid by the Company on behalf of Mr. Stone.
(8) Includes $13,033 contributed by the Company to the Capital Accumulation Plan and $4,056 contributed by the Company to the 401(k) Plan on behalf of Mr. Sidlowe.

                              OPTION GRANTS TABLE

     The following table provides information as to options granted to the Named Executive Officers during fiscal 1998. No separate stock appreciation rights ("SARS") were granted during fiscal 1998.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

----------------------------------------------------------------------------------------------------------------------
                                                                                                  POTENTIAL REALIZABLE
                                                                                                    VALUE AT ASSUMED
                                                                                                    ANNUAL RATES OF
                                                                                                      STOCK PRICE
                                                                                                    APPRECIATION FOR
                                                                                                      OPTION TERM
----------------------------------------------------------------------------------------------------------------------
                                                      % OF TOTAL
                                                       OPTIONS
                                       OPTIONS        GRANTED TO     EXERCISE OR
                                    GRANTED(1)(2)    EMPLOYEES IN    BASE PRICE     EXPIRATION
               NAME                      (#)         FISCAL YEAR       ($/SH)          DATE        5%($)       10%($)
----------------------------------------------------------------------------------------------------------------------
Thomas G. Cigarran................     25,000           10.69%         $ 4.73        09/30/07     $ 74,367    $188,460
Henry D. Herr.....................          0              --              --              --           --          --
James A. Deal.....................     20,000            8.55            4.73        09/30/07       59,493     150,768
Robert E. Stone...................     10,000            4.28            4.73        09/30/07       29,747      75,384
David A. Sidlowe..................      4,500            1.92            4.73        09/30/07       13,386      33,923
----------------------------------------------------------------------------------------------------------------------

(1) Does not include the adjustment to stock options made in conjunction with the distribution to stockholders of all shares of AmSurg common stock owned by the Company (See "Compensation Committee Report").
(2) All options granted to the Named Executive Officers generally vest at the rate of 25% per year over a four year period beginning on the date of the grant. If there is a change in control or a potential change in control (as defined in the 1996 Stock Incentive Plan (the "1996 Plan")), any stock options which are not then exercisable, in the discretion of the Board, may become fully exercisable and vested, and stock options will, unless otherwise determined by the Compensation Committee in its sole discretion, be cashed out on the basis of the change in control price, as defined in the 1996 Plan.

                   OPTION EXERCISES AND YEAR-END VALUE TABLE

     The following table provides information as to options exercised by the Named Executive Officers during fiscal 1998. None of the Named Executive Officers has held or exercised separate SARs. In addition, this table includes the number of shares covered by both exercisable and unexercisable stock options as of the record date. Also reported are the values for "in-the-money" options, which represent the positive spread between the exercise price of any existing stock options and the year-end price of the Company's Common Stock.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

-----------------------------------------------------------------------------------------------------------------------------
                                                                     NUMBER OF UNEXERCISED
                                                                   OPTIONS AT FISCAL YEAR-END        VALUE OF UNEXERCISED
                                                                  ----------------------------           IN-THE-MONEY
                                       NUMBER OF                                                      OPTIONS AT FISCAL
                                        SHARES                                                           YEAR-END(A)
                                      ACQUIRED ON      VALUE                                     ----------------------------
                NAME                  EXERCISE(#)   REALIZED($)   EXERCISABLE    UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
-----------------------------------------------------------------------------------------------------------------------------
Thomas G. Cigarran..................         0              0        194,895             0         $604,960              0
Henry D. Herr.......................         0              0        109,982             0          401,662              0
James A. Deal.......................    26,508       $156,463        135,131             0          461,524              0
Robert E. Stone.....................    13,348         88,798         91,675             0          344,358              0
David A. Sidlowe....................         0              0         50,594             0          229,961              0
-----------------------------------------------------------------------------------------------------------------------------

DIRECTORS COMPENSATION

     Directors who are officers or employees of the Company receive no compensation, as such, for serving as members of the Board. Directors who are not officers or employees of the Company ("Outside Directors") each received (i) a $10,000 cash retainer; and (ii) pursuant to the 1996 Plan, a restricted stock award of 1,509 shares of Common Stock with a fair market value (as defined in the 1996 Plan) of $10,506, which was awarded on the date of the Annual Meeting of Stockholders.

     The Board recently voted to increase the annual cash retainer for Outside Directors to $15,000. In addition, the dollar value of the annual restricted stock award to Outside Directors under the 1996 Plan is adjusted annually by the percentage change from the previous year in the Consumer Price Index, Urban Wage Earners and Clerical Workers (1982-1984=100), All Cities Average (the "Consumer Price Index"); provided, however, the annual increase shall in no event be more than 6%. The Company may also grant options to Outside Directors pursuant to the Discretionary Stock Option Plan for Outside Directors; no such grants were made during fiscal 1998.

EMPLOYMENT AGREEMENTS

     The Company has employment agreements with all of its executive officers. The employment agreements, as amended and restated (the "Agreements"), with Messrs. Cigarran, Herr and Stone currently expire in August 2001, but contain a provision that automatically extends the term for one year on each successive anniversary date of the Agreements (so that the term on such anniversary date will always be three years) unless canceled by the Company. In addition, the Agreements are renewable for an additional five years at each executive's option upon the acquisition (as defined in the Agreements) of the Company by another entity and provide that upon such an acquisition the executive may resign and receive up to 30 months of his base salary in a lump-sum payment. The Agreements provide that if the Company elects not to extend the executive's employment or to otherwise terminate the executive without just cause as defined in the Agreements, the executive will receive his base salary, reduced by any salary earned by the executive from another employer, plus certain benefits for a period of the greater of two years or the remaining term of the respective Agreement. The Agreements also provide for certain payments upon disability of the executive and require the Company to purchase a term life insurance policy on each executive's life in a minimum amount of $500,000 which is payable to the executive's estate or beneficiaries upon his death. The Agreements contain restrictive provisions relating to the use of confidential information and competing against the Company within one year after termination of the executive's employment. The Agreements expire in all respects on the date the executive becomes 65 years of age.

     The Company's employment agreement with David A. Sidlowe, the Company's Vice President and Controller, currently expires in June 2000, but contains a provision that automatically extends the term for one year on the first and each successive anniversary date of the agreement unless canceled by the Company. The agreement provides that if the Company elects not to extend Mr. Sidlowe's employment, he will be considered to have been terminated without just cause and will receive his base salary, reduced by any salary earned from another employer, plus certain benefits for the remaining term of the agreement.

COMPENSATION COMMITTEE REPORT

     Decisions on compensation of the Company's executive officers are made by the Compensation Committee of the Company's Board of Directors. Each member of the Compensation Committee is a non-employee director. It is the responsibility of the Compensation Committee to determine whether in its judgment the executive compensation policies are reasonable and appropriate, meet their stated objectives and effectively serve the best interests of the Company and its stockholders.

  Compensation Philosophy and Policies for Executive Officers

     The Compensation Committee believes that the primary objectives of the Company's executive compensation policies should be:

     - to attract and retain talented executives by providing compensation that is, overall, highly competitive with the compensation provided to executives at companies of comparable position in the health care services industry, while maintaining compensation within levels that are consistent with the Company's annual budget, financial objectives and operating performance;

     - to provide appropriate incentives for executives to work toward the achievement of the Company's annual financial performance and business goals based on the Company's annual budget; and

     - to more closely align the interests of executives with those of stockholders and the long-term interests of the Company by providing long-term incentive compensation in the form of non-qualified stock options or other equity-based long-term incentive compensation.

     The Compensation Committee believes that the Company's executive compensation policies should be reviewed annually and should be reviewed in light of the Company's financial performance, its annual budget and its position within the health care services industry, as well as the compensation policies of similar companies in the health care services business. The compensation of individual executives should then be reviewed annually by the Compensation Committee in light of its executive compensation policies for that year.

     In reviewing the comparability of the Company's executive compensation policies, the Compensation Committee reviews executive compensation for other comparable companies. Some of the comparable companies the Compensation Committee reviews are included among the Composite Group used in the Performance Graph presented in this proxy statement, but in light of factors that are unique to the Company, the Compensation Committee believes that, while the Company competes generally with such other health care service companies, the position of Diabetes Treatment Centers of America, Inc., the Company's wholly-owned subsidiary ("DTCA"), as a leading provider of diabetes treatment services in the United States and DTCA's development of diabetes population management products for managed care payors provide unique circumstances, and these differences are important factors which the Compensation Committee expects to consider in determining executive compensation and in analyzing comparable financial performance.

     The Compensation Committee believes that in addition to corporate performance, it is appropriate to consider in setting and reviewing executive compensation the level of experience and responsibilities of each executive as well as the personal contributions a particular individual may make to the success of the corporate enterprise. Such qualitative factors as leadership skills, analytical skills, organization development, public affairs and civic involvement are deemed to be important qualitative factors to take into account in considering levels of compensation. No relative weight is assigned to these qualitative factors, which are applied subjectively by the Compensation Committee.

  Compensation of Executive Officers

     The Compensation Committee believes that the compensation of executive officers should be comprised of base compensation, annual incentive compensation and intermediate and long-term compensation and has applied the policies described herein to fiscal 1998 compensation for executive officers as described below.

     Base Compensation. Base compensation for executive officers of the Company is based on the terms of employment agreements between the Company and the executives. These agreements provide for a minimum base salary adjusted for increases in the Consumer Price Index and such other increases as the Compensation Committee shall determine to be appropriate. In determining whether an increase in base compensation for the executive officers was appropriate for fiscal 1998, the Compensation Committee reviewed recommendations of management and consulted with the Chief Executive Officer. The Compensation Committee determined on the basis of discussions with the Chief Executive Officer, its experience in business generally and with the Company specifically what it viewed to be appropriate levels of base compensation after taking into consideration the contributions of each executive and the performance of the Company. As a result of this review, the Compensation Committee awarded increases in the annual base compensation for executive officers in fiscal 1998 ranging from 3.3% to 8.2%. The minimum increase mandated by the employment agreements with the executive officers was 2.2%. The Compensation Committee did not assign any relative weight to the quantitative and qualitative factors it applied in reaching its base compensation decisions.

     Annual Incentive Compensation. The Compensation Committee considers that compensation should be mainly linked to operating performance. To achieve this link with regard to short-term performance, the Compensation Committee for fiscal 1998 relied on cash bonuses awarded under the Annual Incentive Compensation plan under which cash awards could be earned by executive officers based upon: (a) the profitability of DTCA's managed care payor operations during fiscal 1998 compared to earnings targets approved by the Compensation Committee for such fiscal year; (b) the profitability of DTCA's hospital contract operations during fiscal 1998 compared to earnings targets approved by the Compensation Committee for such fiscal year; and (c) a subjective assessment by the Compensation Committee of DTCA's progress during fiscal 1998 toward managed care payor market penetration. These three elements of the Annual Incentive Compensation plan were established in advance of the beginning of the fiscal year and were weighted for fiscal 1998 so that 50% of the award was based on the profitability of DTCA's managed care payor operations, 25% of the award was based on the profitability of DTCA's hospital contract operations and 25% of the award was based on the subjective analysis of DTCA's managed care payor market penetration. The maximum total Annual Incentive Compensation award that executive officers could receive ranged from 48% to 60% of base salary for fiscal 1998. Total combined awards for all components of the Annual Incentive Compensation plan for fiscal 1998 ranged from 34% to 42% of base salary for fiscal 1998.

     Intermediate and Long-Term Incentive Compensation. Stock options, contributions under the Company's 401(k) Plan and contributions under the Company's Capital Accumulation Plan are the principal vehicles for payment of intermediate and long-term compensation. The 401(k) Plan, which is based on a calendar year, provides for a matching contribution by the Company of 52% of the participant's voluntary salary contributions with the Company's contribution limited to the lesser of 3.12% of the executive officer's salary and an annual maximum Company contribution of $5,113, based on a maximum voluntary salary contribution established by the U.S. Department of Labor. Approximately 29% of this matching contribution was in the form of Company Common Stock. All matching Company contributions to the 401(k) Plan vest immediately to each executive officer and are payable pursuant to the provisions of the Plan.

     Under the Company's Capital Accumulation Plan, which is based on a calendar year, the Company makes contributions to the Capital Accumulation Plan on behalf of the executive officers that are based for calendar 1998 (a) on the executive officer's voluntary salary deferrals into the Capital Accumulation Plan and (b) on performance against criteria for DTCA's profitability for fiscal 1998 established prior to the start of the Capital Accumulation Plan year by the Compensation Committee. The portion of the Company's contribution that is based on the executive officer's voluntary salary deferrals provides that to the extent the executive officer cannot defer at least 6% of his base salary under the 401(k) Plan because of U.S. Department of Labor maximum contribution limits, then the executive officer can defer the difference between his actual deferral and 6% of his annual base salary into the Capital Accumulation Plan and the Company will provide a matching contribution of 52% of the amount deferred. The executive officer is also eligible to contribute up to an additional 4% of base salary into the Capital Accumulation Plan but no matching contribution will be made by the Company for this portion of the salary deferral.

     Pursuant to the portion of the Capital Accumulation Plan contribution that is based on performance criteria for fiscal 1998 established by the Compensation Committee, executive officers were eligible to receive a Company contribution, provided that a minimum level of DTCA profitability for fiscal 1998 was attained, of between 3.5% and 18.5% of base salary for calendar 1998. Awards are made as of December 31 of each year but are based on performance criteria for the fiscal year ended August 31 during that year. Therefore, the actual performance award under the Capital Accumulation Plan credited to executive officers during fiscal 1998 was an award of 10% of base salary earned during calendar 1997 based on performance during the fiscal year ended August 31, 1997. In addition, executive officers still employed by the Company as of December 31, 1998, will receive an award of 10% of base salary during that calendar year based on DTCA's actual profitability performance for fiscal 1998 in comparison to criteria established by the Compensation Committee.

     The Company's contributions to the Capital Accumulation Plan vest equally over four years, and vested amounts are paid out upon the earliest of (1) one year following an executive's termination of employment, (2) retirement or (3) upon a date selected at the beginning of each Capital Accumulation Plan year by the executive, but in no event will this selected date be earlier than four years from the beginning of the Capital Accumulation Plan year. Capital Accumulation Plan account balances earn interest at a rate equal to the prevailing prime rate of interest as of November 1 of each year for the succeeding calendar year.

     The Compensation Committee considers that an integral part of the Company's executive compensation program is equity-based compensation plans which align executives' long-range interests with those of the stockholders. This long-term incentive program is principally reflected in the 1991 Employee Stock Incentive Plan and the 1996 Plan.

     The Company has no set policy as to when stock options should be awarded, although historically the Company has awarded stock options to its executive officers annually. The Committee believes that the Company should continue to make it a part of its regular executive compensation policies to consider granting awards of non-qualified stock options to executive officers to provide long-term incentives as part of the compensation package that is reviewed annually for each executive officer. The Company's stock option agreements generally have provided that the exercise price of each stock option was the average of the closing bid price of the Company's Common Stock on the first five trading days of the month in which the options were granted; each grant was subject to vesting conditions established at the date of the grant; and stock options vested on an equal basis over a period of four years. However, simultaneous with the Company's distribution on December 3, 1997 of all of the shares of common stock of AmSurg, formerly a majority owned subsidiary of the Company, held by the Company to holders of the Company's Common Stock (the "Distribution"), all outstanding unvested options, including options held by the Company's executive officers, vested as of the date of the Distribution as part of an overall adjustment of stock options to account for the Distribution. In addition, pursuant to the terms of the Company's stock option plans, the number of shares issuable pursuant to the Company's outstanding stock options in some cases and the exercise price per share were adjusted to maintain the value of the options to the option holder subsequent to the Distribution at the pre-Distribution level. The terms of the adjustment of outstanding stock options because of the Distribution were approved by the Compensation Committee in advance of the Distribution.

     The Committee believes that long-term stock-based incentive compensation should be structured so as to closely align the interests of the executives with the interests of the Company's stockholders and, in particular, to provide only limited value (if any) in the event that the Company's stock price fails to increase over time. The Committee determines the award of stock option grants to the executive officers and takes into account the recommendations of the Chief Executive Officer prior to approving annual awards of long-term stock-based incentive compensation to the other executive officers. These stock options are granted in part to reward the senior executives for their long-term strategic management of the Company, and to motivate the executives to improve stockholder value by increasing this component of their compensation package, and reflect the Committee's objective to provide a greater portion of compensation for executives in the form of long-term equity-linked awards. During fiscal 1998, the Committee awarded options to purchase Common Stock at an adjusted post-Distribution exercise price of $4.73 per share to the following executive officers in addition to the Chief Executive Officer and in the following amounts: Mr. Deal 20,000; Mr. Stone 10,000; and Mr. Sidlowe 4,500.

  Compensation of Chief Executive Officer

     The Committee believes that the compensation of the Chief Executive Officer is consistent with its general policies concerning executive compensation and is appropriate in light of the Company's financial objectives and performance. Awards of intermediate and long-term incentive compensation to the Chief Executive Officer are considered concurrently with awards to other executive officers and follow the same general policies as such other intermediate and long-term incentive awards.

     In reviewing and approving Mr. Cigarran's fiscal 1998 compensation, the Compensation Committee subjectively took into account the Company's performance in fiscal 1997 as well as the Company's progress in developing its diabetes disease management business and in developing the practice-based ambulatory surgery center business of AmSurg and reviewed comparable company information. Mr. Cigarran's incentive compensation for fiscal 1998 was directly tied to the same specific quantitative performance criteria as the other executive officers. In light of these factors, the Compensation Committee determined that Mr. Cigarran would receive an increase in his annual base compensation of 5.2%. Mr. Cigarran received an Annual Incentive Compensation plan award for fiscal 1998 of 42% of base salary based on the same criteria as described above for other executive officers. Mr. Cigarran also received a Company performance contribution pursuant to the Capital Accumulation Plan for calendar 1997 equal to 10% of his base salary during that period of time (in addition to the fixed matching contribution required thereunder) and will receive a Company performance award pursuant to the Capital Accumulation Plan equal to 10% of his base salary earned during calendar 1998 (this award will not be contributed to his account until December 31, 1998); a matching contribution of $5,113 to the Company's 401(k) Plan on his behalf for the period September 1, 1997 through August 31, 1998; and long-term stock-based incentives in the form of an option to purchase 25,000 shares of the Company's Common Stock at an exercise price of $4.73 per share.

  Compliance with Internal Revenue Code Section 162(m)

     Section 162(m) of the Internal Revenue Code of 1986, enacted as part of the Omnibus Budget Reconciliation Act of 1993, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to the Chief Executive Officer and four other most highly compensated executive officers. Under IRS regulations, qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Compensation Committee does not believe that any of the executive compensation arrangements for fiscal 1998 will result in the loss of a tax deduction pursuant to Section 162(m). The Committee expects to continue to monitor the application of Section 162(m) to executive compensation.

                                          Respectfully submitted,

                                          Frank A. Ehmann
                                          Martin J. Koldyke
                                          C. Warren Neel

                               PERFORMANCE GRAPH

     The following graph compares the total stockholder return of $100 invested on August 31, 1993 in (a) the Company, (b) the Center for Research in Security Prices ("CRSP") Index for NASDAQ Stock Market (U.S. Companies) ("NASDAQ Stock Index") and (c) the CRSP Index for NASDAQ Health Services Stocks ("NASDAQ Health Services Index"), assuming the reinvestment of all dividends.

                           AMERICAN HEALTHCORP, INC.
                      COMPARATIVE CUMULATIVE TOTAL RETURNS

                          8/31/93   8/31/94    8/31/95    8/31/96    8/31/97    8/31/98
AMHC                     100.000     53.000     57.000     88.000    89.000     116.777
NASDAQ U.S. Stocks       100.000    104.096    140.208    158.071   220.537     209.705
NASDAQ Health Services   100.000    128.338    137.642    179.222   174.772     113.934

Notes:

A. The lines represent annual index levels derived from compounded daily returns that include all dividends.
B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
D. The index level for all series was set to $100.00 on 08/31/93.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Pursuant to an agreement dated November 30, 1992 which expired December 31, 1996 and thereafter pursuant to a letter agreement dated January 1, 1997, between the Company and AmSurg, Thomas G. Cigarran and Henry D. Herr provided general supervision and business management services to AmSurg, a former majority-owned subsidiary and, in addition, the Company provided certain accounting, financial and administrative services for the operations of AmSurg and each of the ambulatory surgery centers, physician practices and networks managed by AmSurg. Mr. Cigarran served as Chairman and Chief Executive Officer of AmSurg and Mr. Herr served as Secretary for AmSurg through the date of the Distribution. For fiscal 1998, the Company was paid $113,125 by AmSurg for services under this agreement. Mr. Cigarran and Mr. Herr, individually, received no direct compensation for serving in their capacities with AmSurg prior to the Distribution.

     On December 3, 1997, the Company distributed all of the shares of common stock of AmSurg owned by the Company to its stockholders. The letter agreement dated January 1, 1997 expired on the Distribution date when AmSurg became a separately traded public company. On the Distribution date, Messrs. Cigarran and Herr entered into Advisory Agreements (the "Advisory Agreements") with AmSurg pursuant to which they will provide certain continuing services to AmSurg for two years following the Distribution. Under the terms of the Advisory Agreements, Messrs. Cigarran and Herr will provide advisory services to the senior management of AmSurg in the areas of strategy, operations, management and organizational development. As compensation for these services, AmSurg will pay compensation totaling $200,000 to Mr. Cigarran and totaling $150,000 to Mr. Herr during the two-year period of the Advisory Agreements. This compensation will be payable in shares of AmSurg common stock, one-third of which vested immediately, one third of which vested upon the first anniversary of the Distribution and the remaining one-third of which will vest on the second anniversary of the Distribution. Messrs. Cigarran and Herr will also serve on the Board of Directors of AmSurg (Mr. Cigarran will serve as Chairman of the Board) and will be eligible to receive compensation as outside directors which will currently consist of an annual cash fee of $10,000 adjusted annually to reflect changes in the Consumer Price Index and an annual award of restricted AmSurg Class A common stock equal in value to $10,000 with subsequent annual awards adjusted for changes in the Consumer Price Index.

     On the date of the Distribution, the Company and AmSurg entered into a Management and Human Resources Agreement (the "Management Agreement"), pursuant to which the Company provides certain financial and accounting services to AmSurg and to its subsidiaries on a transitional basis, with the intent that AmSurg will become self-sufficient in the provision of these services within one year or earlier if so elected by AmSurg. As of August 31, 1998, all of the administrative employees who provide these services have become employees of AmSurg, and the Company's provision of services under the Management Agreement has become very limited. For fiscal 1998, the Company was paid $106,839 by AmSurg for services provided under the Management Agreement.

     Pursuant to a sublease dated June 9, 1996 between the Company and AmSurg, AmSurg leases 15,417 square feet of space from the Company in Nashville, Tennessee where AmSurg's corporate headquarters are located. The Company passes through the cost of such leased space to AmSurg and, for fiscal 1998, AmSurg paid the Company $317,901 in rental payments.

                      COMPLIANCE WITH SECTION 16(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required by regulation of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on a review of the Forms 3, 4 and 5 and amendments thereto and certain written representations furnished to the Company, the Company believes that during the fiscal year ended August 31, 1998, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, with the exception that Martin J. Koldyke failed to timely file a Form 4 in connection with his exercise of stock options representing 3,730 shares of Common Stock on January 29, 1998. In addition, Mr. Koldyke failed to timely file a Form 5 in connection with a gift of 3,730 shares, which occurred on January 29, 1998. These matters were clarified in an amendment to the Form 5, filed on November 12, 1998.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     Deloitte & Touche, LLP, which was the Company's independent accountant for fiscal 1998, has been selected as the independent public accountant of the Company for the 1999 fiscal year. The Company has been informed that representatives of Deloitte & Touche, LLP plan to attend the Annual Meeting. Such representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to questions by the stockholders.

                     DEADLINE FOR SUBMISSION OF STOCKHOLDER
                        PROPOSALS TO BE PRESENTED AT THE
                      2000 ANNUAL MEETING OF STOCKHOLDERS

     Any proposal intended to be presented for action at the 2000 Annual Meeting of Stockholders by any stockholder of the Company must be received by the Secretary of the Company not later than August 14, 1999, in order for such proposal to be considered for inclusion in the Company's Proxy Statement and proxy relating to its 2000 Annual Meeting of Stockholders. In the event that a proposal intended to be presented for action at the 2000 Annual Meeting of Stockholders by any stockholder of the Company is not received after October 17 and prior to November 16, 1999, then the management proxies will be permitted to use their discretionary voting authority with respect to that proposal, whether or not the proposal is discussed in the Proxy Statement. Proposals should be sent to the Company by certified mail return receipt requested. Nothing in this paragraph shall be deemed to require the Company to include any stockholder proposal which does not meet all the requirements for such inclusion established by the Commission at the time in effect.

                            METHOD OF COUNTING VOTES

     Unless a contrary choice is indicated, all duly executed proxies will be voted in accordance with the instructions set forth on the back side of the proxy card. Abstentions and "non-votes" will be counted as present only for the purposes of determining a quorum. Abstentions and "non-votes" will not be counted either for or against the election of directors. Abstentions will be treated as votes against and "non-votes" will have no effect on the outcome of proposals presented to stockholders other than election of directors. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

                                 MISCELLANEOUS

     It is important that proxies be returned promptly to avoid unnecessary expense. Therefore, stockholders who do not expect to attend in person are urged, regardless of the number of shares of stock owned, to date, sign and return the enclosed proxy promptly.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED AUGUST 31, 1998 MAY BE OBTAINED, WITHOUT CHARGE, BY ANY STOCKHOLDER TO WHOM THIS PROXY STATEMENT IS SENT, UPON WRITTEN REQUEST TO HENRY D. HERR, SECRETARY, AMERICAN HEALTHCORP, INC., ONE BURTON HILLS BOULEVARD, NASHVILLE, TENNESSEE 37215. COPIES OF EXHIBITS FILED WITH THE FORM 10-K ALSO WILL BE AVAILABLE UPON WRITTEN REQUEST ON PAYMENT OF CHARGES APPROXIMATING THE COMPANY'S COST.

Date: December 14, 1998.

                                                                      APPENDIX A


                                   P R O X Y

                           AMERICAN HEALTHCORP, INC.

    PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JANUARY 15, 1999.

    The undersigned hereby appoints Thomas G. Cigarran and Henry D. Herr, and either of them, as proxies, with full power of substitution, to vote all shares of the undersigned as shown below on this proxy at the Annual Meeting of Stockholders of American Healthcorp, Inc. to be held at the SunTrust Center, 5th Floor Auditorium, 424 Church Street, Nashville, Tennessee 37219, on January 15, 1999, at 9:00 a.m., local time, and any adjournments thereof.

PROPOSAL 1: ELECTION OF DIRECTORS:

    [ ] FOR all of the following nominees (except as indicated to the contrary below):

        Mr. Cigarran, Dr. Neel

        WITHHOLD AUTHORITY (ABSTAIN) to vote for the following nominees (please print name or names)

     ---------------------------------------------------------------------------

    [ ] WITHHOLD AUTHORITY (ABSTAIN) to vote for all nominees

    IN THEIR DISCRETION ON ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE SAID MEETING OR ANY ADJOURNMENT THEREOF.

        IMPORTANT: PLEASE DATE AND SIGN THIS PROXY ON THE REVERSE SIDE.

    Your shares will be voted in accordance with your instructions. If no choice is specified, shares will be voted FOR the nominees in the election of directors.

                     Date: ____________________ .
                                                         PLEASE SIGN HERE
                                                        AND RETURN PROMPTLY

                                                   -----------------------------

                                                   -----------------------------

                                                   Please sign exactly as your
                                                   name appears at left. If
                                                   registered in the names of
                                                   two or more persons, each
                                                   should sign. Executors,
                                                   administrators, trustees,
                                                   guardians and attorneys
                                                   should show their full
                                                   titles. If a corporation is
                                                   stockholder, the corporate
                                                   officer should sign in full
                                                   corporate name and title,
                                                   such as President or other
                                                   officer. If a partnership is
                                                   stockholder, please sign in
                                                   partnership name by
                                                   authorized person.

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